Exhibit 99.1

William Lyon Homes Announces Pricing of Secondary Offering of 3,322,666 Shares

of Class A Common Stock Offered by Paulson & Co. Inc.

NEWPORT BEACH, Calif. — September 13, 2017 — William Lyon Homes (NYSE: WLH) (the “Company”) today announced the pricing of the previously announced underwritten public offering by an entity affiliated with Paulson & Co. Inc. (“Seller”) of 3,322,666 shares of the Company’s Class A Common Stock in a registered public offering. The Company will not sell any shares in this offering or receive any portion of the proceeds from this offering. The offering is expected to close on or about September 18, 2017, subject to customary closing conditions.

Credit Suisse is acting as sole book-running manager and underwriter for the offering, and may offer the shares of the Company’s Class A Common Stock purchased from Seller from time to time for sale in one or more transactions on the NYSE, in the over-the-counter market, through negotiated transactions or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices.

The offering of these securities is being made pursuant to a shelf registration statement which was declared effective by the Securities and Exchange Commission (“SEC”) on March 20, 2014. A preliminary prospectus supplement relating to the offering has been filed with the SEC. Copies of the preliminary prospectus supplement related to the offering and accompanying prospectus may be obtained by contacting Credit Suisse Securities (USA) LLC, Attention: Prospectus Department, One Madison Avenue, New York, New York, 10010, or by telephone at +1 (800) 221-1037, or by email at newyork.prospectus@credit-suisse.com.

This press release is neither an offer to sell nor a solicitation of an offer to buy any Class A Common Stock, and shall not constitute an offer or a solicitation of an offer to buy, or a sale of, the Class A Common Stock in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any state or any jurisdiction.

Forward-Looking Statements

Statements contained in this release that state the Company’s or management’s intentions, expectations or predictions of the future are forward-looking statements. Specifically, the Company cannot assure you that the proposed transaction described above will be consummated on the terms currently contemplated, if at all. The forward-looking statements involve risks and uncertainties and actual results may differ materially from those projected or implied. Additional information concerning factors that could cause actual results to differ materially is contained from time to time in the Company’s filings with the Securities Exchange Commission, including, but not limited to, the Company’s annual report on Form 10-K for the year ended December 31,

2016, and its quarterly reports on Form 10-Q for the quarters ended March 31, 2017 and June 30, 2017. The Company disclaims any intention or obligation to revise any forward-looking statements, including financial estimates, whether as a result of new information, future events or otherwise.

About William Lyon Homes

William Lyon Homes is one of the largest Western U.S. regional homebuilders. Headquartered in Newport Beach, California, the Company is primarily engaged in the design, construction, marketing and sale of single-family detached and attached homes in California, Arizona, Nevada, Colorado, Washington and Oregon. Its core markets include Orange County, Los Angeles, the Inland Empire, the San Francisco Bay Area, Phoenix, Las Vegas, Denver, Portland and Seattle. The Company has a distinguished legacy of more than 60 years of homebuilding operations, over which time it has sold in excess of 100,000 homes. The Company markets and sells its homes under the William Lyon Homes brand in all of its markets except for Washington and Oregon, where the Company operates under the Polygon Northwest brand.

Investor Relations

Financial Profiles, Inc.

Larry Clark

310-622-8223

WLH@finprofiles.com